Exhibit 10.2


                               FOOD RESEARCH CORP
                              85 SOUTH BRAGG STREET
                              ALEXANDRIA, VA. 22312




                                                   Mr. Stanislas Vilgrain
                                                   CUISINE SOLUTIONS INC
                                                   85 South Bragg Street
                                                   Alexandria, VA 22312
                                                   USA



                                                   October 29, 1999



Dear Sir,


We are herby following up on our various conversations and we are confirming to you our agreement for the exchange of four hundred and twenty-five thousand two hundred (425,200) shares worth one hundred (100) francs each, representing 100 % of the shares held by FOOD RESEARCH Corporation in the capital of the company NOUVELLE CARTE France, a company under French law having its corporate headquarters at 1 Allee des Tilleuls, Ecoparc - 27400 Heudebouville - France, registered with the Registry of Commerce and Companies of Louviers under number B 348 066 677 for 1,500,000 shares (unregistered stocks) of the company CUISINE SOLUTIONS INC.

We  confirm  that  the  transaction   will  take  place  between  FOOD  RESEARCH
Corporation, as sole owner of the shares of NOUVELLE CARTE France and Cuisine Solution, the buyer.

We have noted that this exchange would include an "Earn Out" under the conditions that follow

In the event of the realization as of June 30, 2000 (period from July 1, 1999 to June 30, 2000) :

- of less than 1,500,000 francs of "Operating Results," no share of the company CUISINE SOLUTIONS INC. will be transferred to us,


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-   between  1,500,001 and 1,999,999  francs of "Operating  Results,"  CUISINE
    SOLUTIONS INC. shall transfer to us 375,000 of its own shares (unregistered stocks),

- above 2,000,000 francs of "Operating Results," CUISINE SOLUTIONS INC. shall transfer to us 500,000 of its own shares (unregistered stocks).

In the event of the realization as of June 30, 2001 (period from July 1, 2000 to June 30, 2001) :

- of less than 2,000,000 francs of "Operating Results," no share of the company CUISINE SOLUTIONS INC. will be transferred to us,

- between 2,000,001 and 2,499,999 francs of "Operating Results," CUISINE SOLUTIONS INC. shall transfer to us 375,000 of its own shares (unregistered stocks),

- above 2,500,000 francs of "Operating Results," CUISINE SOLUTIONS INC. shall transfer to us 500,000 of its own shares (unregistered stocks).

We agree to conclude an agreement to guarantee assets and liabilities.

Also we point out to you that CUISINE SOLUTIONS INC will own the Shares beginning on October 31, 1999 with enjoyment counting retroactively to October 1, 1999. The Shares are free of any privilege, direct or indirect encumbrance or restriction of any kind whatsoever.

We agree that Mr. Francois Paques and the company SECRIA will tender their resignation from their functions as Administrators effective October 31, 1999.

Finally, this exchange must take place no later than October 31, 1999, and must have obtained the approval of the Board of Directors of the companies FOOD RESEARCH CORP. and CUISINE SOLUTIONS INC.

If this proposal is acceptable to you, please return to us a duplicate of the present letter signed by you and with the handwritten note "read and approved."

                                           Sincerely yours,

                                           /s/ Jean-Louis Vilgrain

                                           Jean-Louis Vilgrain
                                           President and Chief Executive Officer